Execution Version

Third Amendment
to
Master Services Agreement

The Master Services Agreement dated as of November 29, 2007, consisting of the terms and conditions set forth therein and the attached schedules, all as previously amended, (the “Agreement”) by and between Graphic Packaging International, Inc. (“GPI”) and Perot Systems Corporation is hereby amended effective as of November 1, 2016 (“Third Amendment Effective Date”) by this Third Amendment (“Third Amendment”). The Parties to this Third Amendment are GPI and Dell Marketing L.P. (“Dell”) (as assignee of Perot Systems Corporation). Capitalized terms used without definition in this Third Amendment have the meanings provided in the Agreement.
In consideration of the terms and conditions of this Third Amendment and the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.	Schedules and Attachments.
The following Schedules to the Agreement, including the Attachments to the following Schedules, are amended and restated, effective as of the Third Amendment Effective Date and, as so amended and restated, are attached to and a part of this Third Amendment.
Schedule 1.1(a) Service Recipients
Schedule 2.1.1 Service Towers
Schedule 2.10 Service Level Agreement
Schedule 4.1 Charges
Schedule 8.2 Financial Responsibilities Matrix
Schedule 9.2(a)(i)(B) GPI Competitors
Schedule 9.3(b) Consented Subcontractors
Schedule 10.2 Service Locations
Schedule 15.1 Termination Fees

2.	Effect of Amendment.
In the event of any conflict or inconsistency between the terms and conditions of this Third Amendment and those of the Agreement, the terms and conditions of this Third Amendment shall control to the extent of such conflict or inconsistency. All other terms and conditions in the Agreement not amended by this Third Amendment shall remain in full force and effect.
IN WITNESS WHEREOF, the Parties have duly executed and delivered this Third Amendment as of the date(s) set forth below.

GRAPHIC PACKAGING INTERNATIONAL, INC. By: Name: Title: Date:	DELL MARKETING L.P. By: Name: Title: Date: